UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2005, the Board of Directors of Dime Community Bancshares, Inc. (NASDAQ: DCOM, the “Company”), parent company of The Dime Savings Bank of Williamsburgh (the "Bank"), approved the acceleration of vesting for 1,141,813 outstanding unvested stock options awarded to outside directors, officers and employees of the Company or Bank under the Dime Community Bancshares, Inc. 2001 Stock Option Plan for Outside Officers Directors and Employees and the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan. As a result of the accelerated vesting, which is scheduled for implementation by the Company no later than December 30, 2005, all of the 1,141,813 stock options will become immediately exercisable. Management retains the option to forego the acceleration if, in its judgment, prior to December 30, 2005 market or regulatory conditions render the acceleration not in the best interests of the company.

Of the 1,141,813 stock options for which vesting will be accelerated, 850,879, or 75%, are “out of the money” options having exercise prices ranging from $15.10 to $19.90 per share, and vesting periods ranging from January 2006 to May 2009. Only 290,934, or 25%, are “in the money” and possess an exercise price of $13.16. Based upon the October 20, 2005 closing price of the Company’s common stock of $13.84 per share, the Company would book a small pre-tax one-time charge of approximately $198,000 in 2005 to effect this acceleration.

The acceleration of vesting was undertaken in an attempt to eliminate compensation expense that the Company would otherwise be required to recognize with respect to these unvested stock options upon adopting Financial Accounting Standards Board Statement No. 123 (Revised 2004), "Share-Based Payment" (“SFAS 123R”). Adoption of SFAS 123R is required on or before January 1, 2006, and will require that compensation expense associated with stock options unvested at December 31, 2005 be recognized in the Company's consolidated statement of operations. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense recognition in future periods of approximately $3.4 million, of which $1.7 million would have been incurred during the year ending December 31, 2006.

In light of the new accounting guidance provided in SFAS 123R, to be adopted by the Company at the beginning of its 2006 fiscal year, the efficacy of granting of stock options in the future as an appropriate form of incentive compensation is under active consideration by Management and the Board.

Of the 1,141,813 total stock options for which vesting was accelerated, 76,320 are held by outside directors of the Company, and 611,556 are held by Executive Officers of the Company (including a total of 542,455 held by executive officers Vincent F. Palagiano, Michael P. Devine and Kenneth J. Mahon, each of whom serves as a director of the Company).

Of the 290,934 "in-the-money" stock options for which vesting was accelerated, 195,375 are held by Executive Officers of the Company (including a total of 173,250 held by Vincent F. Palagiano, Michael P. Devine and Kenneth J. Mahon.

Item 9.01           Financial Statements and Exhibits.

   (d)             Exhibits.

           The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release issued by the Company on October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: October 21, 2005